News Release For Further Information: Jessica Gulis, 248.559.0840 ir@cnfrh.com Conifer Holdings Reports 2018 Fourth Quarter and Year End Financial Results Company to Host Conference Call at 8:30 AM ET on Thursday, February 28, 2019 Birmingham, MI, February 27, 2019 ‐ Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the fourth quarter and year ending December 31, 2018. Fourth Quarter 2018 Financial Highlights (all comparisons to prior year period) • The Company continued its strategic business mix redistribution throughout the fourth quarter • Commercial lines gross written premiums increased, offset by decline in personal lines premium – Commercial lines production up slightly in the quarter to $26 million – Personal lines premium was down 75% in the quarter (Florida Homeowners reduced 81%) • Overall, gross written premium decreased to $27.4 million from $31.2 million • Combined ratio was 122.1% for the period (Personal Lines combined ratio was 142.7%) • Commercial Lines accident year combined ratio was 102% • Net loss of $4.8 million, or $0.56 per share based on 8.6 million weighted average common diluted shares outstanding Year End 2018 Financial Highlights  Commercial Lines premium totaled $97.7 million compared to $92.1 million, up 6.1%  Personal Lines totaled $6.7 million compared to $22.2 million, down 70%  Gross written premium overall declined to $104.4 million from $114.3 million  Combined ratio was 110.8% (accident year combined ratio before impact of hurricanes of 100.9%) compared to 126.0%  Net loss of $9.2 million, or $1.08 per share  In 2018, the Company repurchased and retired 129,175 shares of stock at an average price of $4.52 per share  Book value per share of $4.97 at December 31, 2018  Deferred tax asset totaling $1.49 and Adverse Development Cover (the “ADC”) benefit of $0.53 (net of tax) per share, both of which are not reflected in the $4.97 book value

Conifer Holdings, Inc.
February 27, 2019
Page 2

Management Comments and Outlook for 2019

James Petcoff, Chairman and CEO, commented, "Throughout 2018, we were strategically focused on shifting the mix of our business toward our specialty commercial lines. During the year we dramatically lowered our premiums written in personal lines, which we believe better positions the Company for long-term profitability.

While we continued to sustain losses in select personal lines during the quarter and for the year, we feel that the overall impact on our core operating results will be considerably lessened in the coming quarters, by lowering wind-exposed personal lines business. We achieved growth in our commercial specialty niche lines where the Company has historically outperformed the market."

Mr. Petcoff noted, "We anticipate achieving gross written premium increases in 2019, with our expense ratio beginning to decline favorably as we grow in scale. We believe that strategic decisions made in 2018 will help reduce volatility in our earnings while also increasing financial flexibility to pursue growth opportunities. Our entire management team is focused on executing on our strategic growth strategy which leverages our ability to target specialty niche markets.

2018 Fourth Quarter Financial Results Overview

	As of and for the Three Months Ended December 31,			As of and for the Year Ended December 31,		
	2018	2017	% Change	2018	2017	% Change
	(dollars in thousands, except share and per share amounts)					
Gross written premiums	$ 27,440	$ 31,247	-12.2%	$ 104,368	$ 114,284	-8.7%
Net written premiums	23,800	27,439	-13.3%	89,086	91,240	-2.4%
Net earned premiums	22,623	25,433	-11.0%	93,811	91,729	2.3%
Net investment income	911	720	26.5%	3,336	2,728	22.3%
Net realized investment gains (losses)	(91)	39	**	61	70	**
Change in fair value of equity investments	237	-		121	-	
Other gains	-	-	**	-	750	**
Net income (loss)	(4,776)	221	**	(9,227)	(21,542)	**
Net income (loss) per share, diluted	$ (0.56)	$ 0.03		$ (1.08)	$ (2.74)	
Adjusted operating income (loss)*	(4,178)	161	**	(3,732)	(22,781)	**
Adjusted operating income (loss) per share, diluted*	$ (0.49)	$ 0.02		$ (0.44)	$ (2.90)	
Book value per common share outstanding	$ 4.97	$ 6.20		$ 4.97	$ 6.20	
Weighted average shares outstanding, basic and diluted	8,580,466	8,519,648		8,543,876	7,867,344	
Underwriting ratios:						
Loss ratio (1)	76.4%	58.3%		65.5%	79.2%	
Expense ratio (2)	45.7%	41.4%		45.3%	46.8%	
Combined ratio (3)	122.1%	99.7%		110.8%	126.0%	

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage is not meaningful

(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income.
(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and operating expenses to net earned premiums and other income.

(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

Conifer Holdings, Inc.
February 27, 2019
Page 3

Fourth Quarter 2018 Premiums

Gross Written Premiums

Gross written premiums decreased 12.2% in the fourth quarter of 2018 to $27.4 million, compared to $31.2 million in the prior year period. The decrease was largely due to the significant and strategic decrease in personal lines production, a 75% decline in gross written premiums from the Company's personal lines of business, largely Florida Homeowners, was offset by a slight increase in commercial lines.

Net Earned Premiums

Net earned premiums decreased 11.0% to $22.6 million for the fourth quarter of 2018, compared to $25.4 million for the prior year period. The decrease is mainly attributed to the significant and strategic reduction in personal lines premiums across the full year.

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review

	Three Months Ended December 31,			Year Ended December 31,		
	2018	2017	% Change	2018	2017	% Change
	(dollars in thousands)					
Gross written premiums	$ 26,091	$ 25,854	0.9%	$ 97,694	$ 92,112	6.1%
Net written premiums	23,171	23,600	-1.8%	87,038	78,217	11.3%
Net earned premiums	21,082	21,344	-1.2%	83,352	76,786	8.6%
Underwriting ratios:						
Loss ratio	75.9%	55.3%		63.2%	72.0%	
Expense ratio	43.4%	39.1%		43.5%	41.1%	
Combined ratio	119.3%	94.4%		106.7%	113.1%	
Contribution to combined ratio from net (favorable) adverse prior year development (ex hurricanes)	18.3%	(0.1%)		7.6%	9.3%	
Impact from 2017 hurricanes	(1.0%)	(0.7%)		(0.1%)	3.0%	
Accident year combined ratio before impact of hurricanes (1)	102.0%	95.2%		99.2%	100.8%	

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

The Company's commercial lines of business, representing 95.1% of total gross written premiums in the fourth quarter of 2018, primarily consists of property and liability coverage offered to owner-operated small- to mid-sized businesses, such as hospitality risks including restaurants, bars, taverns and professional organizations.

Commercial lines gross written premiums increased slightly to $26.1 million in the fourth quarter of 2018, as we saw growth in both our hospitality and small business programs.

Conifer Holdings, Inc.
February 27, 2019
Page 4

For the fourth quarter of 2018, the commercial lines combined ratio was 119.3%, reflecting adverse development in the quarter, compared to a 94.4% combined ratio in the prior year period. The commercial lines accident year combined ratio was 102% for the quarter and 99.2% for the full year.

Personal Lines Financial and Operational Review

Personal Lines Financial Review

	Three Months Ended December 31,			Year Ended December 31,		
	2018	2017	% Change	2018	2017	% Change
	(dollars in thousands)					
Gross written premiums	$ 1,349	$ 5,394	-75.0%	$ 6,674	$ 22,172	-69.9%
Net written premiums	629	3,838	-83.6%	2,048	13,023	-84.3%
Net earned premiums	1,541	4,090	-62.3%	10,459	14,943	-30.0%
Underwriting ratios:						
Loss ratio	86.1%	74.0%		84.2%	115.9%	
Expense ratio	56.6%	47.0%		49.1%	53.0%	
Combined ratio	142.7%	121.0%		133.3%	168.9%	
Contribution to combined ratio from net (favorable) adverse prior year development (ex hurricanes)	4.1%	1.2%		11.5%	14.5%	
Impact from 2017 hurricanes	31.3%	17.8%		16.4%	26.3%	
Accident year combined ratio before impact of hurricanes	107.3%	102.0%		105.4%	128.1%	

Personal lines, which consists of low-value dwelling and wind-exposed homeowner's insurance, represented 4.9% of total gross written premiums for the fourth quarter of 2018. Personal lines gross written premiums decreased 75% to $1.35 million in the fourth quarter of 2018 compared to the prior year period. This was mainly due to an 81% decline in gross written premiums in the Florida homeowners program due to the Company's strategic initiative to significantly reduce exposure in this line of business.

For the fourth quarter of 2018, the personal lines combined ratio was 142.7%, compared to 121.0% in the prior year period. The increase in the combined ratio for the fourth quarter of 2018 was due in some part to the strategic reduction of premium executed by the Company throughout the year. Additional losses from Hurricane Harvey of $112,000 emerged in the fourth quarter of 2018. Coupled with these losses, there was an additional $221,000 of reinstatement premiums relating to Hurricane Irma, which increased the combined ratio in the fourth quarter. Before the impact of the hurricanes, the personal lines accident year combined ratio in the fourth quarter of 2018 was 107.3%.

Conifer Holdings, Inc. Page 5 February 27, 2019 Combined Ratio Analysis Three Months Ended Year Ended December 31, December 31, 2018 2017 2018 2017 (dollars in thousands) Underwriting ratios: Loss ratio 76.4% 58.3% 65.5% 79.2% Expense ratio 45.7% 41.4% 45.3% 46.8% Combined ratio 122.1% 99.7% 110.8% 126.0% Impact to combined ratio from net (favorable) adverse prior year development (ex hurricanes) 16.9% 0.1% 8.1% 10.1% Impact from 2017 hurricanes 1.6% 2.2% 1.8% 6.8% Accident year combined ratio before impact of hurricanes 103.6% 97.4% 100.9% 109.1% Combined Ratio The Company's combined ratio was 110.8% for the year ending December 31, 2018, compared to 126.0% for the same period in 2017. The Company’s accident year combined ratio before the impact of hurricanes for the year ending December 31, 2018 was 100.9%. Loss Ratio: The impact of prior accident year reserves on the Company's loss ratio has been reduced due to the benefits of the ADC, which the Company has fully utilized as of December 31, 2018.  The Company’s losses and loss adjustment expenses were $17.6 million for the three months ending December 31, 2018, compared to $15.0 million in the prior year period. As a result, Conifer reported a loss ratio of 76.4%, compared to 58.3% in the prior year period.  Expense Ratio: The expense ratio was 45.7% for the fourth quarter of 2018 on lower earned premiums, compared to 41.4% in the prior year period. Net Investment Income Net investment income increased 26.5% to $911,000 during the quarter ending December 31, 2018, compared to $720,000 in the prior year period. Net Income (Loss) In the fourth quarter of 2018, the Company reported net loss of $4,776,000, or $0.56 per share, compared to net income of $221,000, or $0.03 per share in the prior year period.

Conifer Holdings, Inc. Page 6 February 27, 2019 Adjusted Operating Income (Loss) In the fourth quarter of 2018, the Company reported adjusted operating loss of $4.2 million, or $0.49 per share, compared to adjusted operating income of $161,000, or $0.02 per share, for the same period in 2017. See Definitions of Non-GAAP Measures. Earnings Conference Call The Company will hold a conference call/webcast on Thursday, February 29, 2019 at 8:30 a.m. ET to discuss results for the fourth quarter ending December 31, 2018 and its outlook for 2019. Investors, analysts, employees and the general public are invited to listen to the conference call via: Webcast: On the Event Calendar at IR.CNFRH.com Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international) The webcast will be archived on the Conifer Holdings website and available for replay for at least one year. About the Company Conifer Holdings, Inc. is a Michigan-based insurance holding company. Through its subsidiaries, Conifer offers customized insurance coverage solutions in both specialty commercial and specialty personal product lines marketing mainly through independent agents in all 50 states. The Company is traded on the Nasdaq Global Market (Nasdaq: CNFR). Additional information is available on the Company’s website at www.CNFRH.com. Definitions of Non‐GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding net realized investment gains and losses, and other gains and losses, after-tax, and excluding the tax impact of changes in unrealized gains and losses. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Conifer Holdings, Inc. Page 7 February 27, 2019 Reconciliations of adjusted operating income and adjusted operating income per share: Three Months Ended Year Ended December 31, December 31, 2018 2017 2018 2017 (dollars in thousands, except share and per share amounts) Net income (loss) $ (4,776) $ 221 $ (9,227) $ (21,542) Less: Net realized investment gains (losses) and other gains, net of tax (91) 39 61 820 Effect of tax law change - 63 - 63 Tax effect of unrealized gains and losses on investments - (42) - 356 Change in fair value of equity securities, net of tax 237 - 121 - Net (increase) in deferred gain on losses ceded to ADC, net of tax (744) - (5,677) - Adjusted operating income (loss)$ (4,178) $ 161 $ (3,732) $ (22,781) Weighted average common shares, diluted 8,580,466 8,519,648 8,543,876 7,867,344 Diluted income (loss) per common share: Net income (loss)$ (0.56) $ 0.03 $ (1.08) $ (2.74) Less: Net realized investment gains (losses) and other gains, net of tax (0.01) - 0.01 0.10 Effect of tax law change - 0.01 - 0.01 Tax effect of unrealized gains and losses on investments - - - 0.05 Change in fair value of equity securities, net of tax 0.02 - 0.01 - Net (increase) in deferred gain on losses ceded to ADC, net of tax (0.08) - (0.66) - Adjusted operating income (loss) per share $ (0.49) $ 0.02 $ (0.44) $ (2.90) Forward‐Looking Statement This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 15, 2018 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Conifer Holdings, Inc. Page 8 February 27, 2019 Conifer Holdings, Inc. and Subsidiaries Consolidated Balance Sheets (dollars in thousands, except share data) December 31, December 31, 2018 2017 Assets (Unaudited) Investment securities: Debt securities, at fair value (amortized cost of $122,678 and $ 120,440 $ 136,536 $137,004, respectively) Equity securities, at fair value (cost of $9,559 and $8,629, respectively) 10,737 9,687 Short-term investments, at fair value 8,925 11,427 Total investments 140,102 157,650 Cash 10,792 11,868 Premiums and agents' balances receivable, net 21,247 22,845 Receivable from Affiliate 3,582 1,195 Reinsurance recoverables on unpaid losses 29,685 20,066 Reinsurance recoverables on paid losses 5,060 4,473 Prepaid reinsurance premiums 1,829 1,081 Deferred policy acquisition costs 12,011 12,781 Other assets 8,444 7,073 Total assets $ 232,752 $ 239,032 Liabilities and Shareholders' Equity Liabilities: Unpaid losses and loss adjustment expenses$ 92,807 $ 87,896 Unearned premiums 52,852 57,672 Reinsurance premiums payable - 3,299 Debt 33,502 29,027 Deferred gain on ADC 5,677 - Accounts payable and accrued expenses 5,751 8,312 Total liabilities 190,589 186,206 Commitments and contingencies - - Shareholders' equity: Common stock, no par value (100,000,000 shares authorized; 8,478,202 and 8,520,328 issued and outstanding, respectively) 86,533 86,199 Accumulated deficit (41,758) (33,010) Accumulated other comprehensive income (loss) (2,612) (363) Total shareholders' equity 42,163 52,826 Total liabilities and shareholders' equity $ 232,752 $ 239,032

Conifer Holdings, Inc. Page 9 February 27, 2019 Conifer Holdings, Inc. and Subsidiaries Consolidated Statements of Operations (Unaudited) (dollars in thousands, except share and per share data) Three Months Ended Year Ended December 31, December 31, 2018 2017 2018 2017 Revenue Premiums Gross earned premiums$ 26,289 $ 29,243 $ 109,188 $ 114,737 Ceded earned premiums (3,666) (3,810) (15,377) (23,008) Net earned premiums 22,623 25,433 93,811 91,729 Net investment income 911 720 3,336 2,728 Net realized investment gains (losses) (91) 39 61 70 Change in fair value of equity securities 237 - 121 - Other gains - - - 750 Other income 370 357 1,582 1,560 Total revenue 24,050 26,549 98,911 96,837 Expenses Losses and loss adjustment expenses, net 17,565 15,042 62,515 73,917 Policy acquisition costs 6,097 6,690 25,534 26,245 Operating expenses 4,407 3,993 17,683 17,367 Interest expense 810 616 2,644 1,362 Total expenses 28,879 26,341 108,376 118,891 Income (loss) before equity earnings and income taxes (4,829) 208 (9,465) (22,054) Income tax (benefit) expense - (36) 52 (447) Equity earnings of affiliates, net of tax 53 (23) 290 65 Net income (loss) (4,776) 221 (9,227) (21,542) Earnings (loss) per common share, basic and diluted $ (0.56) $ 0.03 $ (1.08) $ (2.74) Weighted average common shares outstanding, basic and diluted 8,580,466 8,519,648 8,543,876 7,867,344